CONSULTING AGREEMENT



               THIS CONSULTING AGREEMENT (this "AGREEMENT"), is entered into as of November 18, 1997, by and between Variflex, Inc., a Delaware corporation (the "COMPANY"), and Raymond H. Losi, an individual ("CONSULTANT").

               WHEREAS, Consultant has for many years provided valuable services to the Company in his capacity as Chairman of the Board and Chief Executive Officer; and

               WHEREAS, the Company desires to engage Consultant and Consultant desires to act as an independent consultant on the terms and conditions set forth herein.

               NOW, THEREFORE, in consideration of the conditions and covenants contained herein, the parties hereto agree as follows:

               1.     TERM AND COMPENSATION.

               (a) Consultant will assist the Company in the capacity as an independent consultant for a period of two (2) years commencing on the date hereof, by rendering advice and assistance on such matters as the Company may specifically request, including providing advice and assistance consistent with Consultant's past areas of responsibility; provided that Consultant shall not be required to render services for more than twenty (20) hours per month.

               (b) During the term of this Agreement, the Company shall pay Consultant the following as compensation for the services to be provided hereunder: (i) a salary of One Hundred Thousand Dollars ($100,000) per year, payable in bi-weekly installments; (ii) the amounts due under the automobile leases for each of the two (2) automobiles currently leased by Consultant and identified on EXHIBIT A attached hereto, as well as the premiums due under the automobile insurance policies for each automobile identified on EXHIBIT A attached hereto as in effect on the date hereof; and (iii) the premiums due under Consultant's health insurance policy as in effect on the date hereof. As additional compensation for the services to be provided hereunder, the Company has granted to Consultant a warrant to purchase Two Hundred Thousand (200,000) shares of Common Stock of the Company at a price of Five and 10/100 Dollars ($5.10) per share and on such additional terms as are contained in that certain warrant agreement of even date herewith. The payments and warrant described herein shall constitute full payment for Consultant's services to the Company during the term of this Agreement, and Consultant shall not receive any additional benefits or compensation for consulting services, except that the Company will reimburse Consultant for reasonable and customary expenses incurred at the Company's request in connection with such consulting.

               2. INDEPENDENT CONTRACTOR. Consultant shall be an independent contractor and shall not be deemed to be an employee of the Company.

               3. LOCATION. Consultant shall provide the services to be rendered hereunder in Southern California at the Company's office facilities, Consultant's home or such other locations as the Company or Consultant may reasonably request.

               4. OTHER EMPLOYMENT PERMITTED. Subject to Section 1, nothing in this Agreement shall preclude Consultant from securing and performing employment during the term of this Agreement.

               5. CONFIDENTIAL INFORMATION. Consultant agrees to keep confidential any information which is identified as proprietary to the Company that may be obtained by him in the course of rendering consulting services to the Company pursuant hereto and to refrain from publishing, revealing or otherwise disclosing any such information without the prior written consent of the Company. The parties agree that equitable relief would be appropriate for breach of this paragraph 5.

               6. TERMINATION BY DEATH. This Agreement shall automatically terminate upon the Consultant's death. In such event, the Company shall be obligated to pay the Consultant's estate or beneficiaries only the accrued but unpaid fees and expenses due as of the date of death.

               7. FREE EXECUTION. Consultant represents and agrees that he has carefully read and understands this Agreement and agrees that none of the Company's officers, agents or employees has made any representations other than those contained herein. Further, Consultant expressly agrees that Consultant has entered into this Agreement freely and voluntarily and without pressure or coercion by any of the Company's officers, agents, employees or anyone else acting on their behalf.

               8.  MISCELLANEOUS PROVISIONS.

               (a) AMENDMENTS; WAIVERS. Amendments, waivers, demands, consents and approvals under this Agreement must be in writing and designated as such. No failure or delay in exercising any right will be deemed a waiver of such right.

               (b) INTEGRATION. This Agreement is the entire agreement between the parties pertaining to its subject matter, and supersedes all prior agreements and understandings of the parties in connection with such subject matter.

               (c) INTERPRETATION; GOVERNING LAW. This Agreement is to be construed as a whole and in accordance with its fair meaning. This Agreement is to be interpreted in accordance with the laws of the State of California.

               (d) HEADINGS. Headings of Sections and subsections are for convenience only and are not a part of this Agreement.

               (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which constitute one agreement.

               (f) SUCCESSORS AND ASSIGNS. This Agreement may not be assigned or transferred by Consultant without the prior written consent of the Company. All rights, covenants and agreements of the parties contained in this Agreement shall, except as otherwise provided herein, by binding upon and inure to the benefit of their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies upon any other person.

               (g) REPRESENTATION BY COUNSEL; INTERPRETATION. Each party acknowledges that it has been represented by counsel in connection with this Agreement. Any rule of law, including, but not limited to, Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived.

               (h) SEVERABILITY. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be so declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

               (i) NOTICES. All notices, demands and requests required by this Agreement shall be in writing and shall be deemed to have been given for all purposes (i) upon personal delivery, (ii) one (1) business day after being sent, when sent by professional overnight courier service for next business day delivery from and to locations within the continental United States, (iii) five
(5) days after posting when sent by registered or certified mail, or (iv) on the date of receipt by the sending party of confirmation of the successful transmission of the facsimile, as printed by the facsimile machine, when sent by facsimile. Any party hereto may from time to time by notice in writing served upon the others as provided herein, designate a different mailing address or a different party to which such notices or demands are thereafter to be addressed or delivered.

               (j) FURTHER ACTIONS. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all action necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

               IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by itself or its duly authorized officers as of the day and year first above written.


                                    VARIFLEX, INC.


                                    By:
                                       -----------------------------
                                    Name:
                                          --------------------------
                                    Title:
                                           -------------------------

                                    Address:      5152 North Commerce Ave.
                                                  Moorpark, California  93021
                                    Facsimile:    (805) 523-7384



                                    ----------------------------------
                                    RAYMOND H. LOSI

                                    Address:        -------------------------
                                                    -------------------------
                                                    -------------------------
                                    Facsimile:      -------------------------

                                    EXHIBIT A

                                AUTOMOBILE LEASES


        1.     1997 JAGUAR XJ6

               Serial Number:               SAJHX6242VC789597
               Lessor:                      Desert European Motorcars
               Lease Date:                  2/5/97
               Lease Term:                  24 months
               Monthly Payment:             $695.74


        2.     1996 GMC YUKON

               Serial Number:               1GKEK13R4TJ705712
               Lessor:                      Thorson GMC Buick Inc.
               Lease Date:                  3/7/96
               Lease Term:                  48 months
               Monthly Payment:             $486.07